UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2014

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47669 Fremont Boulevard Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, the Board of Directors (the “Board”) of Ikanos Communications, Inc. (the “Company”) elected Mr. Jason W. Cohenour, President and Chief Executive Officer of Sierra Wireless, Inc., to the Board of Directors. Mr. Cohenour was elected as a Class III director. The Board determined that Mr. Cohenour is an independent director pursuant to the Marketplace Rules of The NASDAQ Stock Market. It has not yet been determined on which Board committees Mr. Cohenour will serve.

There are no arrangements or understandings between Mr. Cohenour and any other person pursuant to which he was elected as a director. There have been no transactions since December 30, 2012, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was, or is to be, a party, which exceeds $120,000, and in which Mr. Cohenour had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his election, Mr. Cohenour will receive the same compensation currently paid to the Company’s non-employee directors as described in its proxy statement filed in connection with the Company’s 2013 Annual Meeting of Stockholders.

Item 8.01	Other Events.

On February 24, 2014, the Company issued a press release announcing the election of Mr. Cohenour to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2014

IKANOS COMMUNICATIONS, INC.

By:	/S/ DENNIS BENCALA
Dennis Bencala
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 24, 2014.

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